IMAX CORPORATION

Exhibit 99.1

IMAX CORPORATION

2525 Speakman Drive

Mississauga, Ontario, Canada L5K 1B1

Tel: (905) 403-6500 Fax: (905) 403-6450

www.imax.com

IMAX CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

HIGHLIGHTS

–	Strong margins in 2014 lead to record $86.6 million of operating cash flow, resulting in $106.5 million of cash at the end of the year

–	IMAX recognizes 57 installations in the fourth quarter, bringing full year to 121 installations across 24 countries

–	IMAX signs contracts for 16 theatres in Q4, bringing the full year signings total 118 theater systems, replenishing backlog to 397 theater systems

–	2014 strategic accomplishments, including the launch of its world-class laser projection system, positions the Company well for strong film slates in 2015 and beyond

NEW YORK – Feb. 19, 2015 – IMAX Corporation (NYSE:IMAX) today reported fourth quarter 2014 revenues of $102.4 million, adjusted EBITDA as calculated in accordance with the Company’s credit facility of $45.5 million, adjusted net income after non-controlling interest of $24.2 million, or $0.34 per diluted share, and reported net income after non-controlling interest of $21.0 million, or $0.30 per diluted share. The Company also reported a fourth quarter global per screen average of $292,000.

Full year 2014 revenues were $290.5 million, adjusted EBITDA as calculated in accordance with the Company’s credit facility was $108.5 million, adjusted net income was $52.5 million, or $0.75 per diluted share, and reported net income attributable to common shareholders was $39.7 million, or $0.56 per diluted share. For reconciliations of adjusted net income to reported net income and for the definition of adjusted EBITDA and free cash flow, please see the tables at the end of this press release. The Company also reported a global 2014 per screen average of $1,020,600.

“We achieved a great deal over the course of 2014, including the completion of our world-class laser projection system, the sale of a 20% stake in our China business, the signing of long term film deals with most major studios and continued network growth,” said IMAX CEO Richard L. Gelfond. “We believe these accomplishments position us well, not only to take advantage of the 2015 film slate, which is already off to a great start, but also to help drive long-term growth.”

Network Growth Update

In the fourth quarter of 2014, the Company signed contracts for 16 theater systems, of which 3 were upgrades, bringing total singings for 2014 to 118, of which 14 were upgrades. The Company also installed 57 theater systems in the quarter, of which 2 were upgrades of existing theater locations, bringing the full year installation total to 121 theater systems, of which 8 were upgrades.

“We are extremely pleased with how much the IMAX network has grown over the past 5 years. We had just 288 commercial theaters in 2009, compared to the 809 we have today,” continued Gelfond. “More impressive is that much of that growth has been fueled by China, where we have doubled our network over the past few years while still maintaining the same strong per screen averages. That being said, our growth has truly been global. We installed 121 theaters across 24 countries in 2014 and our global footprint now spans 62 countries. We will continue our efforts to both expand into new markets and strengthen our presence in existing ones, and to solidify our position as the world’s most immersive entertainment experience.”

The total IMAX® theater network consisted of 934 systems as of December 31, 2014, of which 809 were in commercial multiplexes. IMAX signed contracts for 118 theaters in 2014, across 28 countries, resulting in 397 theater systems in backlog as of December 31, 2014, compared to 407 theater systems in backlog as of December 31, 2013. For a breakdown of theater system signings, installations, network and backlog by type, please see the end of this press release.

Fourth-Quarter Segment Results

•	Revenue from sales and sales-type leases was $33.2 million in the fourth quarter of 2014, compared to $32.6 million in the fourth quarter of 2013, primarily reflecting the installation of 26 full, new theater systems under sales and sales-type lease arrangements in the most recent fourth quarter, compared to 24 installations in the fourth quarter of 2013. In addition there were 2 digital system upgrades in existing locations in the fourth quarter of 2014, compared to 4 upgrades in the fourth quarter of 2013.

•	Revenue from joint revenue-sharing arrangements was $23.0 million in the quarter, compared to $24.5 million in the prior-year period. During the quarter, the Company installed 29 new theaters under joint revenue-sharing arrangements, compared to 30 in the year ago period. The Company had 451 theaters operating under joint revenue-sharing arrangements as of December 31, 2014, as compared to 382 theaters one year prior.

•	Production and IMAX DMR® (Digital Re-Mastering) revenues were $25.6 million in the fourth quarter of 2014, compared to $28.6 million in the fourth quarter of 2013. Gross box office from DMR titles was $226.9 million in the fourth quarter of 2014, compared to $244.5 million in the prior-year period. The average global DMR box office per screen in the fourth quarter of 2014 was $292,200 compared to $366,300 in the prior-year period.

Conference Call

The Company will host a conference call today at 8:30 AM ET to discuss its fourth quarter and full year 2014 financial results. To access the call via telephone, interested parties in the US and Canada should dial (800) 524-8950 approximately 5 to 10 minutes before the call begins. International callers should dial (416) 260-0113. The conference ID for the call is 7208716. A replay of the call will be available via webcast on the ‘Investor Relations’ section of www.imax.com or via telephone by dialing (888) 203-1112 (US and Canada), or (647) 436-0148 (international). The Conference ID for the telephone replay is 7208716.

Shares Subject To Purchase Under Equity Compensation Plans

IMAX announced that the Computershare Trust Company of Canada, previously appointed trustee of IMAX equity compensation plans, has been authorized to purchase common shares up to $10 million USD starting February 25, 2015 through December 31, 2015 to satisfy obligations under our equity compensation plans. The Company has no obligation to purchase shares and the Company is committed to retaining the financial strength and flexibility it needs to invest in its core business and ensuring its ability to pursue other opportunities that might arise.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theaters to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with offices in London, Tokyo, Shanghai and Beijing. As of Dec. 31, 2014, there were 934 IMAX theaters (809 commercial multiplexes, 19 commercial destinations and 106 institutions) in 62 countries.

IMAX®, IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience®, The IMAX Experience®, IMAX Is Believing® and IMAX nXos® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

###

This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, references to future capital expenditures (including the amount and nature thereof), business and technology strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of business, operations and technology, plans and references to the future success of IMAX Corporation together with its wholly-owned subsidiaries (the “Company”) and expectations regarding the Company’s future operating, financial and technological results. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of the Company is subject to a number of risks and uncertainties, including, but not limited to , the signing of theater system agreements; conditions, changes and developments in the commercial exhibition industry; the performance of IMAX DMR films; the potential impact of increased competition in the markets within which the Company operates; competitive actions by other companies; the failure to respond to change and advancements in digital technology; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the Company’s largest customer accounting for a significant portion of the Company’s revenue and backlog; risks related to new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by the Company; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to the Company’s implementation of a new enterprise resource planning system; general economic, market or business conditions; the failure to convert theater system backlog into revenue; changes in laws or regulations; risks related to the Company’s dependence on a sole supplier for its analog film; risks related to cybersecurity; and other factors, many of which are beyond the control of the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K.

For additional information please contact:

Investors: IMAX Corporation, New York Teri Loxam 212-821-0100 tloxam@imax.com Business Media: Sloane & Company, New York Whit Clay 212-446-1864 wclay@sloanepr.com

Media:

IMAX Corporation, New York

Ann Sommerlath

212-821-0155

asommerlath@imax.com

Entertainment Media:

Principal Communications Group, Los Angeles

Melissa Zuckerman/Paul Pflug

323-658-1555

melissa@pcommgroup.com

paul@pcommgroup.com

Additional Information

Signings and Installations

December 31, 2014

	Years
	Ended December 31,
	2014		2013
Theater Signings:
Full new sales and sales-type lease arrangements	81	(1)	56	(1)
New joint revenue sharing arrangements	23		190

Total new theaters	104		246
Upgrades of IMAX theater systems	14	(2)(3)	31	(2)(3)

Total Theater Signings	118		277

	Years Ended December 31,
	2014		2013
Theater Installations:
Full new sales and sales-type lease arrangements	46		47	(4)
New joint revenue sharing arrangements	67		65

Total new theaters	113		112
Upgrades of IMAX theater systems	8	(3)	21	(4)

Total Theater Installations	121		133

	As of December 31,
	2014		2013
Theater Backlog:
New sales and sales-type lease arrangements	153		125
New joint revenue sharing arrangements	217		259

Total new theaters	370		384
Upgrades of IMAX theater systems	27		23

Total Theaters in Backlog	397	(5)(6)	407	(5)(7)

	As of December 31,
	2014		2013
Theater Network:
Commercial Multiplex Theaters:
Sales and sales-type lease arrangements	358		319
Joint revenue sharing arrangements	451		382

Total Commercial Multiplex Theaters	809		701
Commercial Destination Theaters	19		19
Institutional Theaters	106		117

Total IMAX Theater Network	934		837

(1)	Includes three signings which replaced theaters under an existing arrangement in backlog (2013 – three signings) and one new xenon-based digital system under a short-term operating lease arrangement.
(2)	Includes five signings for the installation of laser-based digital systems in existing theater locations (2013 – 15 signings).
(3)	Includes three signings and two installations of upgrades to xenon-based digital systems under short-term operating lease arrangements (2013—10 signings, 8 installations).
(4)	Includes the following items: (i) one new xenon-based digital system under a short-term operating lease arrangement in an existing theater location; (ii) one theater system which has increased the Company’s institutional theater network; and (iii) one IMAX Private Theater (the first of its kind in the IMAX theater network).
(5)	Includes 71 laser theater system configurations (2013 – 62), including upgrades and one of which is now operational. The Company continues to develop and roll out its laser projection system.
(6)	Includes 27 upgrades to a digital theater system, in existing IMAX theater locations (2 xenon and 25 laser, of which 4 are under joint revenue sharing arrangements).
(7)	Includes 23 upgrades to a digital theater system, in existing IMAX theater locations (3 xenon and 20 laser, of which 4 are under joint revenue sharing arrangements).

Additional Information (continued)

2014 DMR Films:

In 2014, 40 films were converted through the IMAX DMR process and released to theaters in the IMAX network by film studios as compared to 38 films in 2013. These films were:

•	Jack Ryan: Shadow Recruit: The IMAX Experience (Paramount Pictures, January 2014);

•	I, Frankenstein: An IMAX 3D Experience (Lionsgate, January 2014);

•	The Monkey King: The IMAX Experience (Global Star Productions, January 2014, China only);

•	Robocop: The IMAX Experience (Metro-Goldwyn-Mayer Studios, Inc., February 2014);

•	300: Rise of an Empire: An IMAX 3D Experience (Warner Bros. Pictures, March 2014);

•	Need for Speed: An IMAX 3D Experience (Walt Disney Studios, March 2014, select international markets);

•	Divergent: The IMAX Experience (Summit Entertainment, March 2014);

•	Noah: The IMAX Experience (Paramount Pictures, March 2014);

•	Captain America: The Winter Soldier: An IMAX 3D Experience (Marvel Entertainment, April 2014);

•	Transcendence: The IMAX Experience (Warner Bros. Pictures, April 2014);

•	The Amazing Spider-Man 2: An IMAX 3D Experience (Sony Pictures, May 2014);

•	Godzilla: An IMAX 3D Experience (Warner Bros. Pictures, May 2014);

•	Coming Home: The IMAX Experience (Le Vision Pictures, May 2014, China Only);

•	Maleficent: An IMAX 3D Experience (Walt Disney Studios, May 2014);

•	Edge of Tomorrow: An IMAX 3D Experience (Warner Bros. Pictures, June 2014);

•	How to Train Your Dragon 2: An IMAX 3D Experience (DreamWorks Animation, June 2014, select international markets);

•	Transformers: Age of Extinction: An IMAX 3D Experience (Paramount Pictures, June 2014);

•	Hercules: An IMAX 3D Experience (Paramount Pictures, July 2014);

•	Lucy: The IMAX Experience (Universal Pictures, August 2014);

•	The White Haired Witch of Lunar Kingdom: An IMAX 3D Experience (Bona Film Group, August 2014, China only);

•	Guardians of the Galaxy: An IMAX 3D Experience (Walt Disney Studios, August 2014);

•	Teenage Mutant Ninja Turtles: An IMAX 3D Experience (Paramount Pictures, August 2014);

•	The Expendables 3: The IMAX Experience (Lionsgate, September 2014, China only);

•	Forrest Gump: The IMAX Experience (Paramount Pictures, September 2014);

•	The Maze Runner: The IMAX Experience (20th Century Fox, September 2014);

•	The Equalizer: The IMAX Experience (Sony Pictures, September 2014);

•	Breakup Buddies: The IMAX Experience (China Film Group, September 2014, China only);

•	Bang Bang: The IMAX Experience (Fox Star Studios, October 2014, India only);

•	Dracula Untold: The IMAX Experience (Universal Studios, October 2014);

•	John Wick: The IMAX Experience (Summit Entertainment, October 2014);

•	Fury: The IMAX Experience (Sony Pictures Entertainment, October 2014, select international markets);

•	Interstellar: The IMAX Experience (Paramount Pictures and Warner Bros. Pictures, November 2014);

•	Big Hero 6: An IMAX 3D Experience (Walt Disney Studios, November 2014, select international markets);

•	Penguins of Madagascar: An IMAX 3D Experience (20th Century Fox, November 2014, select international markets);

•	Exodus: Gods and Kings: An IMAX 3D Experience (20th Century Fox, December 2014, select international markets);

•	The Hobbit: The Battle of the Five Armies: An IMAX 3D Experience (Warner Bros. Pictures, December 2014);

•	Gone with the Bullets: An IMAX 3D Experience (Dongwang Yibudaowei Films Co., December 2014, China only);

•	Seventh Son: An IMAX 3D Experience (Universal Studios, December 2014, China only);

•	The Crossing Part 1: An IMAX 3D Experience (LeVision, December 2014, China only); and

•	Night at the Museum: Secret of the Tomb: An IMAX 3D Experience (20th Century Fox, December 2014, select international markets).

2015 DMR Films:

To date, the Company has announced the following 26 DMR titles to be released in 2015 to the IMAX theater network. The Company remains in active negotiations with all of the major Hollywood studios for additional films to fill out its short and long-term film slate, and anticipates that a similar number of IMAX DMR titles will be released to the IMAX theater network in 2015 to the films that were released to the IMAX theater network in 2014.

•	Taken 3: The IMAX Experience (20th Century Fox, January 2015, select international markets);

•	American Sniper: The IMAX Experience (Warner Bros. Pictures, January 2015);

•	Game of Thrones: The IMAX Experience (Season 4, Episodes 9 and 10)(Warner Bros. Pictures, January 2015, Domestic Only);

•	Kingsman: The Secret Service: The IMAX Experience (20th Century Fox, January 2015, international only);

•	Seventh Son: An IMAX 3D Experience (Universal Studios, January 2015);

•	Jupiter Ascending: An IMAX 3D Experience (Warner Bros. Pictures, February 2015);

•	Fifty Shades of Grey: The IMAX Experience (Universal Studios, February 2015, Domestic only);

•	Wolf Totem: The IMAX Experience (China Film Group, February 2015, China only);

•	Dragon Blade: An IMAX 3D Experience (Shanghai Film Group, February 2015, China only);

•	Focus: The IMAX Experience (Warner Bros. Pictures, February 2015);

•	Chappie: The IMAX Experience (Sony Pictures Entertainment, March 2015);

•	Cinderella: The IMAX Experience (Walt Disney Studios, March 2015);

•	The Divergent Series: Insurgent: An IMAX 3D Experience (Summit Entertainment, March 2015);

•	Furious 7: The IMAX Experience (Universal Studios, April 2015);

•	Dragon Ball Z: Revival of ‘F’: An IMAX 3D Experience (Toei Animation, April 2015, Japan only);

•	The Avengers: Age of Ultron: An IMAX 3D Experience (Walt Disney Studios, May 2015);

•	Tomorrowland: The IMAX Experience (Walt Disney Studios, May 2015);

•	Jurassic World: An IMAX 3D Experience (Universal Studios, June 2015);

•	Terminator Genisys: The IMAX Experience (Paramount Pictures, July 2015);

•	Mission: Impossible 5: The IMAX Experience (Paramount Pictures, July 2015);

•	Crouching Tiger, Hidden Dragon: The Green Legend: The IMAX Experience (China Film Group, August 2015, Select Markets);

•	Everest: An IMAX 3D Experience (Universal Studios, September 2015);

•	The Walk: The IMAX Experience (Sony Pictures Entertainment, October 2015);

•	Crimson Peak: The IMAX Experience (Universal Studios, October 2015);

•	The Hunger Games: Mockingjay Part 2: An IMAX 3D Experience (Lionsgate, November 2015); and

•	Star Wars: The Force Awakens: An IMAX 3D Experience (Walt Disney Studios, December 2015).

IMAX CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars, except per share amounts)

	Three Months		Year Ended
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013
Revenues
Equipment and product sales	$41,084	$38,014	$78,705	$78,663
Services	40,794	42,463	142,607	139,464
Rentals	18,427	22,511	60,705	61,293
Finance income	2,152	2,063	8,524	8,142
Other	—	—	—	375

	102,457	105,051	290,541	287,937

Costs and expenses applicable to revenues
Equipment and product sales	17,871	16,956	36,997	37,517
Services	15,910	15,483	62,228	68,844
Rentals	4,932	5,286	17,928	16,973

	38,713	37,725	117,153	123,334

Gross margin	63,744	67,326	173,388	164,603
Selling, general and administrative expenses (including share-based compensation expense of $3.8 million and $15.1 million for the three months and year ended December 31, 2014, respectively (2013—expense of $3.2 million and $11.9 million, respectively))	24,937	23,305	93,260	84,854
Gain on curtailment of postretirement benefit plan	—	—	—	(2,185)
Research and development	4,628	3,504	16,096	14,771
Amortization of intangibles	465	472	1,724	1,618
Receivable provisions, net of recoveries	276	166	918	445
Asset impairments	314	—	314	—
Impairment of investments	2,556	—	3,206	—

Income from operations	30,568	39,879	57,870	65,100
Interest income	216	16	405	55
Interest expense	(121)	(338)	(924)	(1,345)

Income from operations before income taxes	30,663	39,557	57,351	63,810
Provision for income taxes	(7,799)	(9,927)	(14,466)	(16,629)
Loss from equity-accounted investments, net of tax	(350)	(1,759)	(1,071)	(2,757)

Income from continuing operations	22,514	27,871	41,814	44,424
(Loss) income from discontinued operations, net of tax	—	(42)	355	(309)

Net Income	22,514	27,829	42,169	44,115
Less: Net income attributable to non-controlling interests	(1,522)	—	(2,433)	—

Net Income attributable to common shareholders	$20,992	$27,829	$39,736	$44,115

Net income per share—Basic:
Net income per share from continuing operations	$0.30	$0.41	$0.57	$0.66
Net income per share from discontinued operations	—	—	0.01	—

	$0.30	$0.41	$0.58	$0.66

Net income per share—Diluted:
Net income per share from continuing operations	$0.30	$0.40	$0.56	$0.64
Net income per share from discontinued operations	—	—	—	—

	$0.30	$0.40	$0.56	$0.64

Weighted average number of shares outstanding (000’s):
Basic	68,769	67,696	68,346	67,151
Fully Diluted	69,958	69,334	69,754	68,961

Additional Disclosure:
Depreciation and amortization(1)	$9,819	$8,145	$33,756	$37,172

(1)	Includes $0.1 million and $0.5 million of amortization of deferred financing costs charged to interest expense for the three months and year ended December 31, 2014 (2013—$0.1 million and $0.5 million respectively).

IMAX CORPORATION

CONSOLIDATED BALANCE SHEETS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars)

	As at December 31,
	2014	2013
Assets
Cash and cash equivalents	$106,503	$29,546
Accounts receivable, net of allowance for doubtful accounts of $947 (December 31, 2013 — $887)	76,051	73,074
Financing receivables	105,700	107,110
Inventories	17,063	9,825
Prepaid expenses	4,946	3,602
Film assets	15,163	7,076
Property, plant and equipment	183,424	132,847
Other assets	23,047	27,034
Deferred income taxes	23,058	24,259
Other intangible assets	27,551	27,745
Goodwill	39,027	39,027

Total assets	$621,533	$481,145

Liabilities
Bank indebtedness	$4,710	$—
Accounts payable	26,145	19,396
Accrued and other liabilities	75,425	65,232
Deferred revenue	88,566	76,932

Total liabilities	194,846	161,560

Commitments and contingencies

Non-controlling interests	43,912	—

Shareholders’ equity
Capital stock common shares — no par value. Authorized — unlimited number.
Issued and outstanding — 68,988,050 (December 31, 2013 — 67,841,233)	344,862	327,313
Other equity	47,319	36,452
Accumulated deficit	(6,259)	(43,051)
Accumulated other comprehensive loss	(3,147)	(1,129)

Total shareholders’ equity	382,775	319,585

Total liabilities and shareholders’ equity	$621,533	$481,145

IMAX CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars)

	Years Ended December 31,
	2014	2013
Cash provided by (used in):
Operating Activities
Net income	$42,169	$44,115
(Income) loss from discontinued operations	(355)	309
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	33,756	37,172
Write-downs, net of recoveries	5,294	1,336
Change in deferred income taxes	627	12,899
Stock and other non-cash compensation	15,467	12,685
Unrealized foreign currency exchange loss	1,180	1,183
Gain on curtailment of postretirement benefit plan	—	(2,185)
Loss from equity-accounted investments	1,774	2,757
Gain on non-cash contribution to equity-accounted investees	(703)	—
Investment in film assets	(19,233)	(20,935)
Changes in other non-cash operating assets and liabilities	6,057	(33,755)
Net cash provided by (used in) operating activities from discontinued operations	572	(548)

Net cash provided by operating activities	86,605	55,033

Investing Activities
Purchase of property, plant and equipment	(40,104)	(13,016)
Investment in joint revenue sharing equipment	(16,838)	(22,775)
Investment in new business ventures	(2,500)	(4,000)
Proceeds from sale of business ventures	507	—
Acquisition of other intangible assets	(2,918)	(2,486)

Net cash used in investing activities	(61,853)	(42,277)

Financing Activities
Increase in bank indebtedness	4,710	12,000
Repayment of bank indebtedness	—	(23,000)
Issuance of subsidiary shares to non-controlling interests	44,551	—
Share issuance costs from the issuance of subsidiary shares to non-controlling interests	(3,556)	—
Repurchase of common shares	(3,063)	—
Common shares issued—stock options exercised	10,834	8,970
Settlement of restricted share units	(790)	—
Credit Facility amendment fees paid	(427)	(2,151)
Share issuance expenses	—	(202)

Net cash provided by (used in) financing activities	52,259	(4,383)

Effects of exchange rate changes on cash	(54)	(163)

Increase in cash and cash equivalents during year	76,957	8,210

Cash and cash equivalents, beginning of year	29,546	21,336

Cash and cash equivalents, end of year	$106,503	$29,546

IMAX CORPORATION

SELECTED FINANCIAL DATA

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars)

The Company has seven reportable segments identified by category of product sold or service provided: IMAX systems; theater system maintenance; joint revenue sharing arrangements; film production and IMAX DMR; film distribution; film post-production; and other. The IMAX systems segment is comprised of the design, manufacture, sale or lease IMAX theater projection system equipment. The theater system maintenance segment consists of the maintenance of IMAX theater projection system equipment in the IMAX theater network. The joint revenue sharing arrangements segment is comprised of the installation IMAX theater projection system equipment to an exhibitor in exchange for a certain percentage of box-office receipts, concession revenue and in some cases a small upfront or initial payment. The film production and IMAX DMR segment is comprised of the production of films and performance of film re-mastering services. The film distribution segment includes the distribution of films for which the Company has distribution rights. The film post-production segment includes the provision of film post-production and film print services. The other segment includes certain IMAX theaters that the Company owns and operates, camera rentals and other miscellaneous items.

	Three Months		Year Ended
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013
Revenue
IMAX Theater Systems
IMAX Systems
Sales and sales-type leases	$33,246	$32,623	$58,875	$65,944
Ongoing rent, fees, and finance income	3,845	4,134	14,117	14,245
Other	3,747	3,838	12,154	11,182

	40,838	40,595	85,146	91,371

Theater system maintenance	8,658	8,134	34,042	31,978

Joint revenue sharing arrangements	22,961	24,458	68,418	64,130

Film
Production and IMAX DMR	25,587	28,642	83,172	83,496
Film distribution and post-production	4,413	3,222	19,763	16,962

	30,000	31,864	102,935	100,458

Total	$102,457	$105,051	$290,541	$287,937

Gross margins
IMAX Theater Systems
IMAX systems(1)
Sales and sales-type leases	$20,322	$19,262	$34,483	$35,652
Ongoing rent, fees, and finance income	3,646	3,630	13,445	13,388
Other	331	(273)	129	102

	24,299	22,619	48,057	49,142

Theater system maintenance	3,385	2,664	12,375	12,096

Joint revenue sharing arrangements(1)	14,671	17,769	44,714	44,565

Film
Production and IMAX DMR(1)	19,745	23,344	62,922	56,088
Film distribution and post-production	1,644	930	5,320	2,712

	21,389	24,274	68,242	58,800

Total	$63,744	$67,326	$173,388	$164,603

(1)	IMAX systems include marketing and commission costs of $1.5 million and $2.7 million for the three and twelve months ended December 31, 2014, respectively (2013 — $1.5 million and $2.5 million, respectively). Joint revenue sharing arrangements segment margins include advertising, marketing and commission costs of $1.1 million and $3.2 million for the three and twelve months ended December 31, 2014, respectively (2013 — $1.6 million and $3.6 million, respectively). Production and DMR segment margins include marketing costs of $1.8 million and $7.1 million for the three and twelve months ended December 31, 2014, respectively (2013 — $1.1 million and $4.2 million, respectively). Distribution segment margins include marketing costs of $0.1 million recovery and $0.6 million expense for the three and twelve months ended December 31, 2014, respectively (2013 — $0.2 million and $0.4 million, respectively).

IMAX CORPORATION

OTHER INFORMATION

(In thousands of U.S. dollars)

Non-GAAP Financial Measures:

In this release, the Company presents adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share as supplemental measures of performance of the Company, which are not recognized under U.S. GAAP. The Company presents adjusted net income and adjusted net income per diluted share because it believes that they are important supplemental measures of its comparable controllable operating performance and it wants to ensure that its investors fully understand the impact of its stock-based compensation (net of any related tax impact) on net income. In addition, the Company presents adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share because it believes that they are important supplemental measures of its comparable financial results and could potentially distort the analysis of trends in business performance and it wants to ensure that its investors fully understand the impact of net income attributable to non-controlling interests and its stock-based compensation (net of any related tax impact) in determining net income attributable to common shareholders. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share should be considered in addition to, and not as a substitute for, net income and net income attributable to common shareholders and other measures of financial performance reported in accordance with U.S. GAAP.

Adjusted EBITDA is calculated on a basis consistent with the Company’s Credit Facility, which refers to Adjusted EBITDA as EBITDA. The Credit Facility provides that the Company will be required to maintain a Fixed Charge Coverage Ratio (as defined in the credit agreement) of not less than 1.1:1. The Company will also be required to maintain minimum EBITDA (as defined in the credit agreement) of $90.0 million on December 31, 2014, which requirement increases to $100.0 million on December 31, 2015. The Company must also maintain a Maximum Total Leverage Ratio (as defined in the credit agreement) of 2.00:1 on December 31, 2014, which requirement decreases to 1.75:1 on December 31, 2015. The Company was in compliance with all of these requirements at December 31, 2014. The ratio of total debt to EBITDA was 0.04:1 as at December 31, 2014, where Total Debt (as defined in the credit agreement) is the sum of all obligations evidenced by notes, bonds, debentures or similar instruments and was $4.7 million. EBITDA is calculated as follows:

	For the	For the
	3 months ended	12 months ended
	December 31, 2014	December 31, 2014(1)
(In thousands of U.S. Dollars)
Net income	$22,514	$42,169
Add:
Loss from equity-accounted investments	350	1,071
Provision for income taxes(2)	7,799	14,683
Interest (recovery) expense, net of interest income	(95)	519
Depreciation and amortization, including film asset amortization	9,687	33,230
Write-downs, net of recoveries and receivable provisions	3,541	5,294
Stock and other non-cash compensation	3,858	15,467
EBITDA attributable to non-controlling interests(3)	(2,161)	(3,937)

Adjusted EBITDA	$45,493	$108,496

(1)	Ratio of total debt calculated using twelve months ended EBITDA.
(2)	Includes a tax expense in discontinued operations of $0.2 million.
(3)	The EBITDA calculation specified for purposes of the minimum EBITDA covenant excludes the reduction in EBITDA from the Company’s non-controlling interests.

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Quarter Ended December 31, 2014 vs. 2013:

The Company reported net income of $22.5 million or $0.32 per basic and diluted share for the year ended December 31, 2014 as compared to $27.8 million or $0.41 per basic share and $0.40 per diluted share for the year ended December 31, 2013. Net income for the year ended December 31, 2014 includes a $3.8 million charge or $0.05 per diluted share (2013 — $3.2 million or $0.04 per diluted share) for stock-based compensation. Adjusted net income, which consists of net income excluding the impact of stock-based compensation and the related tax impact, was $25.8 million or $0.36 per diluted share for the year ended December 31, 2014 as compared to adjusted net income of $30.8 million or $0.44 per diluted share for the year ended December 31, 2013. Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding the impact of stock-based compensation and the related tax impact, was $24.2 million or $0.34 per diluted share for the year ended December 31, 2014 as compared to adjusted net income attributable to common shareholders of $30.8 million or $0.44 per diluted share for the year ended December 31, 2013. A reconciliation of net income and net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

	Quarter Ended December 31,
	2014			2013
	Net Income	Diluted EPS		Net Income	Diluted EPS
Reported net income	$22,514	$0.32	(1)	$27,829	$0.40
Adjustments:
Stock-based compensation	3,800	0.05		3,156	0.04
Tax impact on items listed above	(563)	(0.01)		(185)	—

Adjusted net income	25,751	0.36		30,800	0.44
Net income attributable to non-controlling interests	(1,522)	(0.02)		—	—

Adjusted net income attributable to common shareholders	$24,229	$0.34	(1)	$30,800	$0.44

Weighted average diluted shares outstanding		69,958			69,334

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Year Ended December 31, 2014 vs. 2013:

The Company reported net income of $42.2 million or $0.61 per basic share and $0.59 per diluted share for the year ended December 31, 2014 as compared to net income of $44.1 million or $0.66 per basic share and $0.64 per diluted share for the year ended December 31, 2013. Net income for the year ended December 31, 2014 includes a $15.1 million charge or $0.22 per diluted share (2013 — $11.9 million or $0.17 per diluted share) for stock-based compensation. Adjusted net income, which consists of net income excluding the impact of stock-based compensation and the related tax impact, was $54.9 million or $0.78 per diluted share for the year ended December 31, 2014 as compared to adjusted net income of $55.7 million or $0.81 per diluted share for the year ended December 31, 2013. Adjusted net income attributable to common shareholders, which consists of net income attributable to common shareholders excluding the impact of stock-based compensation and the related tax impact, was $52.5 million or $0.75 per diluted share for the year ended December 31, 2014 as compared to adjusted net income attributable to common shareholders of $55.7 million or $0.81 per diluted share for the year ended December 31, 2013. A reconciliation of net income and net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to adjusted net income, adjusted net income per diluted share, adjusted net income attributable to common shareholders and adjusted net income attributable to common shareholders per diluted share is presented in the table below:

	Year Ended December 31,
	2014			2013
	Net Income	Diluted EPS		Net Income	Diluted EPS
Reported net income	$42,169	$0.59	(1)	$44,115	$0.64
Adjustments:
Stock-based compensation	15,128	0.22		11,928	0.17
Tax impact on items listed above	(2,370)	(0.03)		(344)	—

Adjusted net income	54,927	0.78		55,699	0.81
Net income attributable to non-controlling interests	(2,433)	(0.03)		—	—

Adjusted net income attributable to common shareholders	$52,494	$0.75	(1)	$55,699	$0.81

Weighted average diluted shares outstanding		69,754			68,961

(1)	Includes impact of $0.1 million of accretion charges associated with redeemable common stock.
(2)	Includes impact of $0.4 million of accretion charges associated with redeemable common stock.

Free Cash Flow:

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the consolidated statements of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. A reconciliation of cash provided by operating activities to free cash flow is presented in the table below:

	For the	For the
	3 months ended	12 months ended
	December 31, 2014	December 31, 2014
(In thousands of U.S. Dollars)
Net cash provided by operating activities	$14,735	$86,605
Net cash used in investing activities	(16,780)	(61,853)

Free cash flow	$(2,045)	$24,752